Exhibit 99.1
    NASDAQ: WASH
Media Contact: Kathleen Hart
VP, Public Relations Manager
Telephone: (401) 348-1495
E-mail: kahart@washtrust.com
Date: April 20, 2026
FOR IMMEDIATE RELEASE

Washington Trust Reports First Quarter 2026 Results

WESTERLY, R.I., April 20, 2026 (PR NEWSWIRE)…Washington Trust Bancorp, Inc. (Nasdaq: WASH; “Washington Trust” or the “Corporation”), today reported first quarter 2026 net income of $12.6 million, or $0.66 per diluted share, compared to $16.0 million, or $0.83 per diluted share, for the preceding quarter. Compared to the first quarter of 2025, net income was up by $421 thousand, or $0.03 per diluted share, on a GAAP basis, and was up by $838 thousand, or $0.05 per diluted share, on an adjusted (non-GAAP) basis.

“Washington Trust delivered solid first quarter 2026 results, led by an increase in net interest margin, which reflects the strength of our core banking business and continued benefits from the December 2024 balance sheet repositioning transactions,” said Washington Trust Chairman and Chief Executive Officer Edward O. “Ned” Handy III. “Our balance sheet remains strong, and as we move through 2026, Washington Trust is focused on delivering long‑term shareholder value while providing customers with personalized service, local decision‑making, and a comprehensive suite of financial products and services.”

FIRST QUARTER HIGHLIGHTS (Q1 2026 vs. Q4 2025, unless otherwise noted):
•Returns on average equity and average assets were 9.23% and 0.78% for the first quarter.
•Net interest margin ("NIM") was 2.63%, up by 7 basis points and up by 34 basis points from the first quarter of 2025.
•The provision for credit losses was $4.0 million for the first quarter.
•Wealth management revenues decreased by 2% and were up by 8% from the first quarter of 2025.
•Mortgage banking revenues were seasonally down by 6%, and were up by 32% from the first quarter of 2025.
•Loan balances were down by 2% from both December 31, 2025 and March 31, 2025.
•In-market deposits (total deposits less wholesale brokered deposits) were down by 2% from December 31, 2025 and up by 3% from March 31, 2025.
•Capital ratios remained strong, with a total risk-based capital ratio of 13.38% at March 31, 2026.

Washington Trust
April 20, 2026
RESULTS OF OPERATIONS (Q1 2026 vs. Q4 2025, unless otherwise noted):
Net Interest Income
Net interest income was down by $223 thousand, or 1%, and as noted above NIM was up by 7 basis points. Compared to the first quarter of 2025, net interest income was up by $4.1 million, or 11%, and NIM was up by 34 basis points.
•Commercial loan prepayment fee income was $116 thousand (a 1 basis point benefit to NIM), compared to $516 thousand (a 3 basis point benefit to NIM) in the prior quarter.
•Average interest-earning assets decreased by $88 million, and the yield was down by 7 basis points.
•Average interest-bearing liabilities decreased by $49 million, and the rate was down by 19 basis points.

Noninterest Income
Noninterest income was down by $1.2 million, or 6%. Adjusted noninterest income (non-GAAP) was up by $1.7 million, or 11%, from the first quarter of 2025.
•Wealth management revenues decreased by $205 thousand, or 2%, and average assets under administration ("AUA") decreased by 1%. Compared to the first quarter of 2025, wealth management revenues increased by $756 thousand, or 8%, and average AUA increased by 10%.
•Mortgage banking revenues were down by $205 thousand, or 6%, largely driven by a seasonal decline in loan sales volume. Mortgage banking revenues increased by 32% compared to the first quarter of 2025.
•Loan related derivative income totaled $227 thousand, down by $854 thousand, reflecting lower transaction volume.

Noninterest Expense
Noninterest expense was down by $218 thousand, or 1%. Adjusted noninterest expense (non-GAAP) was up by $2.0 million, or 6%, from the first quarter of 2025.
•Salaries and employee benefits expense increased by $693 thousand, or 3%, largely reflecting higher payroll taxes associated with the start of a new calendar year. Compared to the first quarter of 2025, salaries and employee benefits expense increased by $1.9 million, or 9%, reflecting staffing increases, including the addition of resources in our commercial banking and wealth management business lines.
•Other noninterest expenses were down by $1.2 million, or 31%, largely due to a $1.0 million contribution made by Washington Trust to its charitable foundation in the prior quarter.

Income Tax
Income tax expense was down by $1.2 million. The effective tax rate was 21.6%, compared to 22.7%. The Corporation expects its full-year 2026 effective tax rate to be approximately 21.5%.

FINANCIAL CONDITION (Mar 31, 2026 vs. Dec 31, 2025, unless otherwise noted):
Investment Securities
The securities portfolio totaled $912 million, down by $28 million, or 3%, and remained at 14% of total assets.

Washington Trust
April 20, 2026
Loans
Total loans amounted to $5.0 billion, down by $120 million, or 2%.
•Commercial loans decreased by $95 million, or 3%.
•Residential real estate loans decreased by $21 million, or 1%.
•Consumer loans decreased by $3 million, or 1%.

Deposits and Borrowings
Total deposits amounted to $5.2 billion, and were down by $105 million, or 2%. Compared to March 31, 2025, deposits were up by $124 million, or 2%. In-market deposits, which exclude wholesale brokered deposits, decreased by $105 million, or 2%. Compared to March 31, 2025, in-market deposits were up by $151 million, or 3%.

FHLB advances totaled $576 million, and were down by $50 million, or 8%. Compared to March 31, 2025, FHLB advances were down by $274 million, or 32%.

Contingent liquidity amounted to $2.0 billion at March 31, 2026 and consisted of available cash, unencumbered securities, and unused collateralized borrowing capacity.

Capital and Dividends
Total shareholders' equity was $546.8 million, up by $3.2 million, or 1%.
•The Board of Directors declared a quarterly dividend of 56 cents per share for the first quarter. The dividend was paid on April 10, 2026 to shareholders of record on April 1, 2026.
•Capital levels exceeded the regulatory minimum levels to be considered well capitalized, with a total risk-based capital ratio of 13.38%, compared to 12.95%.
•Book value per share was $28.72, compared to $28.56.

ASSET QUALITY (Mar 31, 2026 vs. Dec 31, 2025, unless otherwise noted):
Nonaccrual loans were $40.4 million, or 0.81% of total loans, up from $12.9 million, or 0.25%. The increase was largely due to two commercial real estate office loans that were placed on nonaccrual status.

Past due loans were $16.4 million, or 0.33% of total loans, up from $11.4 million, or 0.22%, and included $7.0 million of commercial loans and $9.4 million of residential and consumer loans.

The provision for credit losses totaled $4.0 million in the first quarter, compared to $600 thousand in the prior quarter. The first quarter provision largely reflected an increase in specific reserves, partially offset by a decline in loan portfolio balances. The Corporation recorded $10 thousand of net charge-offs in the first quarter, compared to net recoveries of $160 thousand in the preceding quarter.

The allowance for credit losses ("ACL") on loans amounted to $41.1 million, or 0.82% of total loans, compared to $37.2 million, or 0.73%.

Washington Trust
April 20, 2026

Conference Call
Washington Trust will host a conference call to discuss its first quarter results, business highlights, and outlook on April 21, 2026, at 8:30 a.m. (Eastern Time). Individuals may dial in to the call at 1-833-470-1428 and enter Access Code 948138. An audio replay of the call will be available, shortly after the conclusion of the call, by dialing 1-866-813-9403 and entering the Replay Access Code 238648. The audio replay will be available through May 5, 2026. Also, a webcast of the call will be posted in the Investor Relations section of Washington Trust's website, https://ir.washtrust.com, and will be available through June 30, 2026.

Washington Trust
April 20, 2026
Background
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company. Founded in 1800, Washington Trust is the oldest community bank in the nation, the largest state-chartered bank headquartered in Rhode Island and one of the Northeast's premier financial services companies. Washington Trust offers a full range of financial services, including commercial banking, mortgage banking, personal banking, and wealth management and trust services through its offices located in Rhode Island, Connecticut, and Massachusetts. The Corporation’s common stock trades on NASDAQ under the symbol WASH. Investor information is available on the Corporation’s website at https://ir.washtrust.com.

Forward-Looking Statements
This press release contains statements that are “forward-looking statements.” We may also make forward-looking statements in other documents we file with the U.S. Securities and Exchange Commission ("SEC"), in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors, or employees. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties, and other factors, some of which are beyond our control. These risks, uncertainties, and other factors may cause our actual results, performance, or achievements to be materially different from the anticipated future results, performance, or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following:
•changes in general business and economic conditions (including the impact of ongoing armed conflicts, tariffs, inflation, current or future U.S government shutdowns, and concerns about liquidity) on a national basis and in the local markets in which we operate;
•interest rate changes or volatility, as well as changes in the balance and mix of loans and deposits;
•changes in customer behavior due to political, business and economic conditions;
•changes in loan demand and collectability;
•the possibility that future credit losses are higher than currently expected due to changes in economic assumptions or adverse economic developments;
•ongoing volatility in national and international financial markets;
•reductions in the market value or outflows of wealth management AUA;
•decreases in the value of securities and other assets;
•increases in defaults and charge-off rates;
•changes in the size and nature of our competition;
•changes in, and evolving interpretations of, existing and future laws, rules and regulations;
•changes in accounting principles, policies and guidelines;
•operational risks including, but not limited to, changes in information technology, cybersecurity incidents, fraud, natural disasters, war, terrorism, civil unrest and future pandemics;
•regulatory, litigation and reputational risks; and
•changes in the assumptions used in making such forward-looking statements.

In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as updated by our Quarterly Reports on Form 10-Q and other filings submitted to the SEC, may result in these differences. You should carefully review all of these factors, and you should be aware that there may be other factors that could cause these differences. The forward-looking statements in this report were based on information, plans, and estimates at the date of this report, and we assume no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Supplemental Information - Explanation of Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. Washington Trust's management believes that the supplemental non-GAAP information, such as adjusted noninterest income, adjusted noninterest expense, adjusted income before income taxes, adjusted income tax expense, adjusted net income, adjusted diluted earnings per common share, adjusted return on average assets, adjusted return on average equity, and adjusted efficiency ratio, as well as measurements and ratios based on tangible equity and tangible assets, is utilized by regulators and market analysts to evaluate a company's financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures, which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

Washington Trust Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; Dollars in thousands)
				Mar 31, 2026 vs. Dec 31, 2025		Mar 31, 2026 vs. Mar 31, 2025
	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025	$	%	$	%
Assets:
Cash and due from banks	$27,781	$29,481	$33,394	(1,700)	(5.8%)	($5,613)	(16.8%)
Interest-earning deposits with correspondent banks	60,090	61,375	82,804	(1,285)	(2.1)	(22,714)	(27.4)
Short-term investments	12,313	12,878	4,041	(565)	(4.4)	8,272	204.7
Mortgage loans held for sale, at fair value	32,127	35,833	21,953	(3,706)	(10.3)	10,174	46.3
Available for sale debt securities, at fair value	911,958	940,342	917,545	(28,384)	(3.0)	(5,587)	(0.6)
Federal Home Loan Bank stock, at cost	28,273	29,473	38,899	(1,200)	(4.1)	(10,626)	(27.3)
Loans:
Total loans	5,014,885	5,134,388	5,096,210	(119,503)	(2.3)	(81,325)	(1.6)
Less: allowance for credit losses on loans	41,126	37,236	41,056	3,890	10.4	70	0.2
Net loans	4,973,759	5,097,152	5,055,154	(123,393)	(2.4)	(81,395)	(1.6)
Premises and equipment, net	25,900	25,402	26,068	498	2.0	(168)	(0.6)
Operating lease right-of-use assets	35,855	35,904	36,048	(49)	(0.1)	(193)	(0.5)
Investment in bank-owned life insurance	116,010	115,126	107,546	884	0.8	8,464	7.9
Goodwill	63,909	63,909	63,909	—	—	—	—
Identifiable intangible assets, net	4,148	4,303	2,682	(155)	(3.6)	1,466	54.7
Other assets	167,073	170,516	195,972	(3,443)	(2.0)	(28,899)	(14.7)
Total assets	$6,459,196	$6,621,694	$6,586,015	($162,498)	(2.5%)	($126,819)	(1.9%)
Liabilities:
Deposits:
Noninterest-bearing deposits	$585,415	$595,092	$625,590	($9,677)	(1.6%)	($40,175)	(6.4%)
Interest-bearing deposits	4,579,218	4,674,898	4,414,991	(95,680)	(2.0)	164,227	3.7
Total deposits	5,164,633	5,269,990	5,040,581	(105,357)	(2.0)	124,052	2.5
Federal Home Loan Bank advances	576,000	626,000	850,000	(50,000)	(8.0)	(274,000)	(32.2)
Junior subordinated debentures	22,681	22,681	22,681	—	—	—	—
Operating lease liabilities	38,724	38,726	38,716	(2)	—	8	—
Other liabilities	110,385	120,713	112,357	(10,328)	(8.6)	(1,972)	(1.8)
Total liabilities	5,912,423	6,078,110	6,064,335	(165,687)	(2.7)	(151,912)	(2.5)
Shareholders’ Equity:
Common stock	1,223	1,223	1,223	—	—	—	—
Paid-in capital	198,654	198,323	197,570	331	0.2	1,084	0.5
Retained earnings	444,508	442,741	435,233	1,767	0.4	9,275	2.1
Accumulated other comprehensive loss	(78,435)	(79,309)	(99,179)	874	(1.1)	20,744	20.9
Treasury stock, at cost	(19,177)	(19,394)	(13,167)	217	(1.1)	(6,010)	(45.6)
Total shareholders’ equity	546,773	543,584	521,680	3,189	0.6	25,093	4.8
Total liabilities and shareholders’ equity	$6,459,196	$6,621,694	$6,586,015	($162,498)	(2.5%)	($126,819)	(1.9%)

Washington Trust Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; Dollars and shares in thousands, except per share amounts)
				Q1 2026 vs. Q4 2025		Q1 2026 vs. Q1 2025
	Q1 2026	Q4 2025	Q1 2025	$	%	$	%
Interest income:
Interest and fees on loans	$64,338	$67,040	$66,656	($2,702)	(4.0%)	($2,318)	(3.5%)
Interest on mortgage loans held for sale	375	606	958	(231)	(38.1)	(583)	(60.9)
Taxable interest on debt securities	8,768	9,100	8,827	(332)	(3.6)	(59)	(0.7)
Nontaxable interest on debt securities	7	8	7	(1)	(12.5)	—	—
Dividends on Federal Home Loan Bank stock	585	792	1,022	(207)	(26.1)	(437)	(42.8)
Other interest income	909	1,291	1,993	(382)	(29.6)	(1,084)	(54.4)
Total interest and dividend income	74,982	78,837	79,463	(3,855)	(4.9)	(4,481)	(5.6)
Interest expense:
Deposits	27,370	30,060	31,748	(2,690)	(8.9)	(4,378)	(13.8)
Federal Home Loan Bank advances	6,777	7,696	10,946	(919)	(11.9)	(4,169)	(38.1)
Junior subordinated debentures	310	333	347	(23)	(6.9)	(37)	(10.7)
Total interest expense	34,457	38,089	43,041	(3,632)	(9.5)	(8,584)	(19.9)
Net interest income	40,525	40,748	36,422	(223)	(0.5)	4,103	11.3
Provision for credit losses	4,000	600	1,200	3,400	566.7	2,800	233.3
Net interest income after provision for credit losses	36,525	40,148	35,222	(3,623)	(9.0)	1,303	3.7
Noninterest income:
Wealth management revenues	10,647	10,852	9,891	(205)	(1.9)	756	7.6
Mortgage banking revenues	3,045	3,250	2,304	(205)	(6.3)	741	32.2
Card interchange fees	1,385	1,217	1,509	168	13.8	(124)	(8.2)
Service charges on deposit accounts	785	843	744	(58)	(6.9)	41	5.5
Loan related derivative income	227	1,081	101	(854)	(79.0)	126	124.8
Income from bank-owned life insurance	885	886	769	(1)	(0.1)	116	15.1
Gain on sale of bank-owned properties, net	—	—	6,994	—	—	(6,994)	(100.0)
Other income	329	374	331	(45)	(12.0)	(2)	(0.6)
Total noninterest income	17,303	18,503	22,643	(1,200)	(6.5)	(5,340)	(23.6)
Noninterest expense:
Salaries and employee benefits	24,340	23,647	22,422	693	2.9	1,918	8.6
Outsourced services	4,383	4,067	4,346	316	7.8	37	0.9
Net occupancy	2,890	2,642	2,741	248	9.4	149	5.4
Equipment	903	852	891	51	6.0	12	1.3
Legal, audit, and professional fees	936	667	750	269	40.3	186	24.8
FDIC deposit insurance costs	935	1,028	1,262	(93)	(9.0)	(327)	(25.9)
Advertising and promotion	547	1,029	410	(482)	(46.8)	137	33.4
Amortization of intangibles	155	155	204	—	—	(49)	(24.0)
Pension plan settlement charge	—	—	6,436	—	—	(6,436)	(100.0)
Other expenses	2,676	3,896	2,734	(1,220)	(31.3)	(58)	(2.1)
Total noninterest expense	37,765	37,983	42,196	(218)	(0.6)	(4,431)	(10.5)
Income before income taxes	16,063	20,668	15,669	(4,605)	(22.3)	394	2.5
Income tax expense	3,463	4,694	3,490	(1,231)	(26.2)	(27)	(0.8)
Net income	$12,600	$15,974	$12,179	($3,374)	(21.1%)	$421	3.5%

Weighted avg common shares outstanding - basic	19,039	19,034	19,276
Weighted avg common shares outstanding - diluted	19,173	19,159	19,370

Per share information:
Basic earnings per common share	$0.66	$0.84	$0.63	($0.18)	(21.4%)	$0.03	4.8%
Diluted earnings per common share	$0.66	$0.83	$0.63	($0.17)	(20.5%)	$0.03	4.8%
Cash dividends declared	$0.56	$0.56	$0.56	$—	—%	$—	—%

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars and shares in thousands, except per share amounts)

	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025	Mar 31, 2026 vs. Dec 31, 2025		Mar 31, 2026 vs. Mar 31, 2025
Share and Equity Related Data:
Book value per share	$28.72	$28.56	$27.06	$0.16	0.6%	$1.66	6.1%
Tangible book value per share (non-GAAP) (1)	$25.14	$24.97	$23.61	$0.17	0.7%	$1.53	6.5%
Market value per share	$33.46	$29.55	$30.86	$3.91	13.2%	$2.60	8.4%
Shares issued at end of period	19,562	19,562	19,562	— shs	—%	— shs	—%
Shares outstanding at end of period	19,041	19,035	19,276	6 shs	—%	(235) shs	(1.2%)

Capital Ratios (2):
Tier 1 risk-based capital	12.46%	12.14%	12.23%	32 bps		23 bps
Total risk-based capital	13.38%	12.95%	13.13%	43 bps		25 bps
Tier 1 leverage ratio	8.80%	8.65%	8.45%	15 bps		35 bps
Common equity tier 1	11.99%	11.68%	11.76%	31 bps		23 bps

Balance Sheet Ratios:
Equity to assets	8.47%	8.21%	7.92%	26 bps		55 bps
Tangible equity to tangible assets (non-GAAP) (1)	7.49%	7.25%	6.98%	24 bps		51 bps
Loans to deposits (3)	96.9%	97.4%	100.7%	(50) bps		(380) bps

				Q1 2026
	Q1 2026	Q4 2025	Q1 2025	vs. Q4 2025 (bps)	vs. Q1 2025 (bps)
Performance Ratios (4):
Net interest margin (5)	2.63%	2.56%	2.29%	7	34

Return on average assets (6)	0.78%	0.95%	0.73%	(17)	5
Adjusted return on average assets (non-GAAP) (1)	0.78%	0.95%	0.71%	(17)	7
Return on average tangible assets (non-GAAP) (1)	0.79%	0.96%	0.71%	(17)	8

Return on average equity (7)	9.23%	11.70%	9.63%	(247)	(40)
Adjusted return on average equity (non-GAAP) (1)	9.23%	11.70%	9.30%	(247)	(7)
Return on average tangible equity (non-GAAP) (1)	10.53%	13.39%	10.69%	(286)	(16)

Efficiency ratio (8)	65.3%	64.1%	71.4%	120	(610)
Adjusted efficiency ratio (non-GAAP) (1)	65.3%	64.1%	68.7%	120	(340)

(1)See the section labeled “Supplemental Information - Calculation of Non-GAAP Financial Measures” at the end of this document.
(2)Estimated for Mar 31, 2026 and actuals for prior periods.
(3)Period-end balances of net loans and mortgage loans held for sale as a percentage of total deposits.
(4)Annualized based on the actual number of days in the period.
(5)Fully taxable equivalent (FTE) net interest income as a percentage of average-earnings assets.
(6)Net income divided by average assets.
(7)Net income divided by average equity.
(8)Total noninterest expense as percentage of total revenues (net interest income and noninterest income).

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars in thousands)
				Q1 2026 vs. Q4 2025		Q1 2026 vs. Q1 2025
	Q1 2026	Q4 2025	Q1 2025	$	%	$	%
Wealth Management Results
Wealth Management Revenues:
Asset-based revenues	$10,580	$10,749	$9,769	($169)	(1.6%)	$811	8.3%
Transaction-based revenues	67	103	122	(36)	(35.0)	(55)	(45.1)
Total wealth management revenues	$10,647	$10,852	$9,891	($205)	(1.9%)	$756	7.6%

Assets Under Administration (AUA):
Spot balance at end of period (1)	$7,495,602	$7,777,250	$6,818,390	($281,648)	(3.6%)	$677,212	9.9%

Percentage of AUA that are managed assets	91%	91%	91%

Mortgage Banking Results
Mortgage Banking Revenues:
Realized gains on loan sales, net (2)	$2,370	$3,424	$1,575	($1,054)	(30.8%)	$795	50.5%
Changes in fair value, net (3)	164	(610)	133	774	126.9	31	23.3
Loan servicing fee income, net (4)	511	436	596	75	17.2	(85)	(14.3)
Total mortgage banking revenues	$3,045	$3,250	$2,304	($205)	(6.3%)	$741	32.2%

Residential Mortgage Loan Originations:
Originations for retention in portfolio (5)	$36,813	$46,912	$27,662	($10,099)	(21.5%)	$9,151	33.1%
Originations for sale to secondary market (6)	118,351	162,410	75,519	(44,059)	(27.1)	42,832	56.7
Total mortgage loan originations	$155,164	$209,322	$103,181	($54,158)	(25.9%)	$51,983	50.4%

Percentage of originations for sale to total mortgage loan originations	76%	78%	73%

Residential Mortgage Loans Sold:
Sold with servicing rights retained	$4,670	$7,461	$16,819	($2,791)	(37.4%)	($12,149)	(72.2%)
Sold with servicing rights released (6)	116,853	150,507	58,680	(33,654)	(22.4)	58,173	99.1
Total mortgage loans sold	$121,523	$157,968	$75,499	($36,445)	(23.1%)	$46,024	61.0%
(1)Includes the impact of $195 million of managed assets acquired from Lighthouse Financial Management, LLC on Jul 31, 2025.
(2)Includes gains on loan sales, commission income on loans originated for others, servicing right gains, and gains (losses) on forward loan commitments.
(3)Represents fair value changes on mortgage loans held for sale and forward loan commitments.
(4)Represents loan servicing fee income, net of servicing right amortization and valuation adjustments.
(5)Includes the full commitment amount of homeowner construction loans.
(6)Includes brokered loans (loans originated for others).

Washington Trust Bancorp, Inc. and Subsidiaries
END OF PERIOD LOAN COMPOSITION
(Unaudited; Dollars in thousands)
				Mar 31, 2026 vs. Dec 31, 2025		Mar 31, 2026 vs. Mar 31, 2025
	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025	$	%	$	%
Loans:
Commercial real estate (1)	$2,084,804	$2,183,985	$2,134,107	($99,181)	(4.5%)	($49,303)	(2.3%)
Commercial & industrial	568,177	564,082	535,030	4,095	0.7	33,147	6.2
Total commercial	2,652,981	2,748,067	2,669,137	(95,086)	(3.5)	(16,156)	(0.6)

Residential real estate (2)	2,029,092	2,050,399	2,113,307	(21,307)	(1.0)	(84,215)	(4.0)

Home equity	316,353	318,862	296,563	(2,509)	(0.8)	19,790	6.7
Other	16,459	17,060	17,203	(601)	(3.5)	(744)	(4.3)
Total consumer	332,812	335,922	313,766	(3,110)	(0.9)	19,046	6.1
Total loans	$5,014,885	$5,134,388	$5,096,210	($119,503)	(2.3%)	($81,325)	(1.6%)
(1)Commercial real estate loans consist of commercial mortgages and construction and development loans. Commercial mortgages are loans secured by income producing property.
(2)Residential real estate loans consist of mortgage and homeowner construction loans secured by one- to four-family residential properties.

Washington Trust Bancorp, Inc. and Subsidiaries
END OF PERIOD LOAN COMPOSITION
(Unaudited; Dollars in thousands)
	Mar 31, 2026		Dec 31, 2025		Balance Change
	Balance	% of Total	Balance	% of Total	$	%
Commercial Real Estate Portfolio Segmentation:
Multi-family	$639,976	31%	$667,388	31%	($27,412)	(4.1%)
Retail	407,029	20	436,961	20	(29,932)	(6.9)
Industrial and warehouse	339,839	16	380,403	17	(40,564)	(10.7)
Hospitality	242,229	12	230,549	11	11,680	5.1
Office	231,007	11	237,706	11	(6,699)	(2.8)
Healthcare Facility	156,138	7	156,871	7	(733)	(0.5)
Mixed-use	27,459	1	26,440	1	1,019	3.9
Other	41,127	2	47,667	2	(6,540)	(13.7)
Total commercial real estate loans	$2,084,804	100%	$2,183,985	100%	($99,181)	(4.5%)

Commercial & Industrial Portfolio Segmentation:
Healthcare and social assistance	$149,292	26%	$150,061	27%	($769)	(0.5%)
Retail trade	62,866	11	48,289	9	14,577	30.2
Transportation and warehousing	55,864	10	55,315	10	549	1.0
Educational services	53,831	9	54,245	10	(414)	(0.8)
Accommodation and food services	32,982	6	26,431	5	6,551	24.8
Finance and insurance	26,834	5	22,727	4	4,107	18.1
Manufacturing	25,540	4	23,714	4	1,826	7.7
Arts, entertainment, and recreation	24,947	4	22,043	4	2,904	13.2
Information	21,681	4	21,843	4	(162)	(0.7)
Real estate rental and leasing	20,009	4	57,113	10	(37,104)	(65.0)
Professional, scientific, and technical services	19,625	3	12,490	2	7,135	57.1
Public administration	6,163	1	1,448	—	4,715	325.6
Other	68,543	13	68,363	11	180	0.3
Total commercial & industrial loans	$568,177	100%	$564,082	100%	$4,095	0.7%

			Weighted Average		Asset Quality			Supplemental - Nonaccrual (included in Classified)
	Balance (2) (3)	Average Loan Size (4)	Loan to Value	Debt Service Coverage	Pass	Special Mention	Classified
Non-Owner Occupied Commercial Real Estate Office (inclusive of Construction):
Class A	$85,054	$10,673	59%	1.59x	$56,580	$—	$28,474	$22,349
Class B	70,776	3,539	54%	1.48x	67,003	3,773	—	—
Class C	10,416	1,488	56%	1.35x	10,416	—	—	—
Medical Office	30,666	6,133	56%	1.54x	30,666	—	—	—
Lab Space	34,095	18,289	103%	—x	—	27,521	6,574	6,574
Total office at Mar 31, 2026 (1)	$231,007	$5,567	64%	1.29x	$164,665	$31,294	$35,048	$28,923
Total office at Dec 31, 2025	$237,706	$5,611	60%	1.27x	$173,837	$57,712	$6,157	$—
Mar 31, 2026 vs. Dec 31, 2025	($6,699)	($44)	4%	0.02x	($9,172)	($26,418)	$28,891	$28,923
(1)Approximately 65% of the total commercial real estate office balance of $231 million is secured by income producing properties located in suburban areas. Additionally, approximately 59% of the total commercial real estate office balance is scheduled to mature before Mar 31, 2028.
(2)Balance of commercial real estate office consists of 42 loans as of Mar 31, 2026.
(3)Does not include $2.8 million of unfunded commitments as of Mar 31, 2026.
(4)Total commitment (outstanding loan balance plus unfunded commitments) divided by number of loans.

Washington Trust Bancorp, Inc. and Subsidiaries
END OF PERIOD DEPOSIT COMPOSITION & CONTINGENT LIQUIDITY
(Unaudited; Dollars in thousands)
				Mar 31, 2026 vs. Dec 31, 2025		Mar 31, 2026 vs. Mar 31, 2025
	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025	$	%	$	%
Deposits:
Noninterest-bearing demand deposits	$585,415	$595,092	$625,590	($9,677)	(1.6%)	($40,175)	(6.4%)
Interest-bearing demand deposits (in-market)	758,524	756,794	654,599	1,730	0.2	103,925	15.9
NOW accounts	690,987	715,114	686,666	(24,127)	(3.4)	4,321	0.6
Money market accounts	1,132,421	1,185,420	1,202,703	(52,999)	(4.5)	(70,282)	(5.8)
Savings accounts	830,855	796,887	630,413	33,968	4.3	200,442	31.8
Time deposits (in-market)	1,166,431	1,220,683	1,213,382	(54,252)	(4.4)	(46,951)	(3.9)
In-market deposits	5,164,633	5,269,990	5,013,353	(105,357)	(2.0)	151,280	3.0
Wholesale brokered time deposits	—	—	27,228	—	—	(27,228)	(100.0)
Total deposits	$5,164,633	$5,269,990	$5,040,581	($105,357)	(2.0%)	$124,052	2.5%

	Mar 31, 2026	Dec 31, 2025	Mar 31, 2026 vs. Dec 31, 2025
Contingent Liquidity:
Federal Home Loan Bank of Boston	$1,392,049	$1,356,005	$36,044	2.7%
Federal Reserve Bank of Boston	99,775	104,379	(4,604)	(4.4)
Available cash liquidity (1)	16,088	17,460	(1,372)	(7.9)
Unencumbered securities	528,317	539,830	(11,513)	(2.1)
Total	$2,036,229	$2,017,674	$18,555	0.9%
(1)    Available cash liquidity excludes amounts restricted for collateral purposes and designated for operating needs.

Washington Trust Bancorp, Inc. and Subsidiaries
CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)

						Mar 31, 2026 vs.
			Mar 31, 2026	Dec 31, 2025	Mar 31, 2025	Dec 31, 2025 (bps)	Mar 31, 2025 (bps)
Asset Quality Ratios:
Nonperforming assets to total assets			0.63%	0.20%	0.33%	43	30
Nonaccrual loans to total loans			0.81%	0.25%	0.42%	56	39
Total past due loans to total loans			0.33%	0.22%	0.20%	11	13
ACL on loans to nonaccrual loans			101.70%	288.14%	189.85%	(18,644)	(8,815)
ACL on loans to total loans			0.82%	0.73%	0.81%	9	1

				Mar 31, 2026 vs. Dec 31, 2025		Mar 31, 2026 vs. Mar 31, 2025
	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025	$	%	$	%
Nonperforming Assets:
Commercial real estate	$28,923	$—	$7,605	$28,923	—%	$21,318	280.3%
Commercial & industrial	126	—	1,140	126	—	(1,014)	(88.9)
Total commercial	29,049	—	8,745	29,049	—	20,304	232.2
Residential real estate	9,631	11,099	11,102	(1,468)	(13.2)	(1,471)	(13.2)
Home equity	1,757	1,824	1,779	(67)	(3.7)	(22)	(1.2)
Other consumer	3	—	—	3	—	3	—
Total consumer	1,760	1,824	1,779	(64)	(3.5)	(19)	(1.1)
Total nonaccrual loans	40,440	12,923	21,626	27,517	212.9	18,814	87.0
Other real estate owned	—	—	—	—	—	—	—
Total nonperforming assets	$40,440	$12,923	$21,626	$27,517	212.9%	$18,814	87.0%

Past Due Loans (30 days or more past due):
Commercial real estate	$6,574	$648	$—	$5,926	914.5%	$6,574	100.0%
Commercial & industrial	470	7	1,146	463	6,614.3	(676)	(59.0)
Total commercial	7,044	655	1,146	6,389	975.4	5,898	514.7
Residential real estate	6,627	9,095	6,439	(2,468)	(27.1)	188	2.9
Home equity	2,746	1,607	2,578	1,139	70.9	168	6.5
Other consumer	31	26	32	5	19.2	(1)	(3.1)
Total consumer	2,777	1,633	2,610	1,144	70.1	167	6.4
Total past due loans	$16,448	$11,383	$10,195	$5,065	44.5%	$6,253	61.3%

Accruing loans 90 days or more past due	$—	$—	$—	$—	—%	$—	—%
Nonaccrual loans included in past due loans	$12,297	$8,348	$7,354	$3,949	47.3%	$4,943	67.2%

Washington Trust Bancorp, Inc. and Subsidiaries
CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)
	For the Three Months Ended
	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025
Nonaccrual Loan Activity:
Balance at beginning of period	$12,923	$14,016	$23,307
Additions to nonaccrual status	29,064	1,851	2,142
Loans returned to accruing status	(69)	(1,229)	(4)
Loans charged-off	(84)	(87)	(2,522)
Loans transferred to other real estate owned	—	—	—
Payments, payoffs, and other changes	(1,394)	(1,628)	(1,297)
Balance at end of period	$40,440	$12,923	$21,626

Allowance for Credit Losses on Loans:
Balance at beginning of period	$37,236	$36,576	$41,960
Provision for credit losses on loans (1)	3,900	500	1,400
Charge-offs	(84)	(87)	(2,522)
Recoveries	74	247	218
Balance at end of period	$41,126	$37,236	$41,056

Allowance for Credit Losses on Unfunded Commitments:
Balance at beginning of period	$1,140	$1,040	$1,440
Provision for credit losses on unfunded commitments (1)	100	100	(200)
Balance at end of period (2)	$1,240	$1,140	$1,240
(1)    Included in provision for credit losses in the Consolidated Statements of Income.
(2)     Included in other liabilities in the Consolidated Balance Sheets.

Washington Trust Bancorp, Inc. and Subsidiaries
CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)
				Q1 2026 vs. Q4 2025		Q1 2026 vs. Q1 2025
	Q1 2026	Q4 2025	Q1 2025	$	%	$	%
Provision for Credit Losses:
Provision for credit losses on loans	$3,900	$500	$1,400	$3,400	680.0%	$2,500	178.6%
Provision for credit losses on unfunded commitments	100	100	(200)	—	—	300	150.0
Provision for credit losses	$4,000	$600	$1,200	$3,400	566.7%	$2,800	233.3%

Net Loan Charge-Offs (Recoveries):
Commercial real estate	$—	($118)	$2,250	$118	100.0%	($2,250)	(100.0%)
Commercial & industrial	(42)	(111)	3	69	62.2	(45)	(1500.0)
Total commercial	(42)	(229)	2,253	187	81.7	(2,295)	(101.9)
Residential real estate	(1)	—	—	(1)	—	(1)	—
Home equity	(1)	(1)	(1)	—	—	—	—
Other consumer	54	70	52	(16)	(22.9)	2	3.8
Total consumer	53	69	51	(16)	(23.2)	2	3.9
Total	$10	($160)	$2,304	$170	106.3%	($2,294)	(99.6%)

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (FTE Basis)
(Unaudited; Dollars in thousands)

The following table presents daily average balance, interest, and yield/rate information, as well as net interest margin on an FTE basis. Tax-exempt income is converted to an FTE basis using the statutory federal income tax rate. Unrealized gains (losses) on available for sale securities, changes in fair value on mortgage loans held for sale, and basis adjustments associated with fair value hedges are excluded from the average balance and yield calculations. Nonaccrual loans are included in amounts presented for loans. Interest income attributable to nonaccrual loans is included in accordance with accounting policy as disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

For the Three Months Ended	Mar 31, 2026			Dec 31, 2025			Change
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Cash, federal funds sold, and short-term investments	$101,091	$909	3.65%	$131,215	$1,291	3.90%	($30,124)	($382)	(0.25%)
Mortgage loans held for sale	24,760	375	6.14	38,696	606	6.21	(13,936)	(231)	(0.07)
Taxable debt securities	1,022,612	8,768	3.48	1,051,549	9,100	3.43	(28,937)	(332)	0.05
Nontaxable debt securities	650	8	4.99	650	8	4.88	—	—	0.11
Total securities	1,023,262	8,776	3.48	1,052,199	9,108	3.43	(28,937)	(332)	0.05
FHLB stock	30,566	585	7.76	32,918	792	9.55	(2,352)	(207)	(1.79)
Commercial real estate	2,148,792	28,718	5.42	2,148,052	30,724	5.67	740	(2,006)	(0.25)
Commercial & industrial	571,498	7,921	5.62	561,035	8,292	5.86	10,463	(371)	(0.24)
Total commercial	2,720,290	36,639	5.46	2,709,087	39,016	5.71	11,203	(2,377)	(0.25)
Residential real estate	2,035,597	22,723	4.53	2,062,589	22,829	4.39	(26,992)	(106)	0.14
Home equity	316,660	4,931	6.32	313,759	5,194	6.57	2,901	(263)	(0.25)
Other	16,589	215	5.26	16,764	216	5.11	(175)	(1)	0.15
Total consumer	333,249	5,146	6.26	330,523	5,410	6.49	2,726	(264)	(0.23)
Total loans	5,089,136	64,508	5.14	5,102,199	67,255	5.23	(13,063)	(2,747)	(0.09)
Total interest-earning assets	6,268,815	75,153	4.86	6,357,227	79,052	4.93	(88,412)	(3,899)	(0.07)
Noninterest-earning assets	297,871			290,006			7,865
Total assets	$6,566,686			$6,647,233			($80,547)
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits (in-market)	$748,233	$5,889	3.19%	$734,617	$6,375	3.44%	$13,616	($486)	(0.25%)
NOW accounts	676,240	259	0.16	671,840	348	0.21	4,400	(89)	(0.05)
Money market accounts	1,162,609	7,788	2.72	1,198,818	8,846	2.93	(36,209)	(1,058)	(0.21)
Savings accounts	810,040	3,418	1.71	757,843	3,456	1.81	52,197	(38)	(0.10)
Time deposits (in-market)	1,190,414	10,016	3.41	1,225,779	11,035	3.57	(35,365)	(1,019)	(0.16)
Interest-bearing in-market deposits	4,587,536	27,370	2.42	4,588,897	30,060	2.60	(1,361)	(2,690)	(0.18)
Wholesale brokered time deposits	—	—	—	—	—	—	—	—	—
Total interest-bearing deposits	4,587,536	27,370	2.42	4,588,897	30,060	2.60	(1,361)	(2,690)	(0.18)
FHLB advances	660,667	6,777	4.16	708,174	7,696	4.31	(47,507)	(919)	(0.15)
Junior subordinated debentures	22,681	310	5.54	22,681	333	5.82	—	(23)	(0.28)
Total interest-bearing liabilities	5,270,884	34,457	2.65	5,319,752	38,089	2.84	(48,868)	(3,632)	(0.19)
Noninterest-bearing demand deposits	604,302			647,274			(42,972)
Other liabilities	138,126			138,742			(616)
Shareholders' equity	553,374			541,465			11,909
Total liabilities and shareholders' equity	$6,566,686			$6,647,233			($80,547)
Net interest income (FTE)		$40,696			$40,963			($267)
Interest rate spread			2.21%			2.09%			0.12%
Net interest margin			2.63%			2.56%			0.07%

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

For the Three Months Ended	Mar 31, 2026	Dec 31, 2025	Change
Commercial loans	$168	$214	($46)
Nontaxable debt securities	1	—	1
Total	$169	$214	($45)

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Calculation of Non-GAAP Financial Measures
(Unaudited; Dollars in thousands, except per share amounts)

The following table presents adjusted noninterest income, adjusted noninterest expense, adjusted income before income taxes, adjusted income tax expense, and adjusted net income:
				Q1 2026 vs. Q4 2025		Q1 2026 vs. Q1 2025
	Q1 2026	Q4 2025	Q1 2025	$	%	$	%
Adjusted Noninterest Income:
Noninterest income, as reported	$17,303	$18,503	$22,643	($1,200)	(6.5%)	($5,340)	(23.6%)
Less adjustments:
Gain on sale of bank-owned properties, net	—	—	6,994	—	—	(6,994)	(100.0)
Adjusted noninterest income (non-GAAP)	$17,303	$18,503	$15,649	($1,200)	(6.5%)	$1,654	10.6%

Adjusted Noninterest Expense:
Noninterest expense, as reported	$37,765	$37,983	$42,196	($218)	(0.6%)	($4,431)	(10.5%)
Less adjustments:
Pension plan settlement charge	—	—	6,436	—	—	(6,436)	(100.0)
Adjusted noninterest expense (non-GAAP)	$37,765	$37,983	$35,760	($218)	(0.6%)	$2,005	5.6%

Adjusted Income Before Income Taxes:
Income before income taxes	$16,063	$20,668	$15,669	($4,605)	(22.3%)	$394	2.5%
Less: total adjustments, pre-tax	—	—	558	—	—	(558)	(100.0)
Adjusted income before income taxes (non-GAAP)	$16,063	$20,668	$15,111	($4,605)	(22.3%)	$952	6.3%

Adjusted Income Tax Expense:
Income tax expense, as reported	$3,463	$4,694	$3,490	($1,231)	(26.2%)	($27)	(0.8%)
Less: tax on total adjustments	—	—	141	—	—	(141)	(100.0)
Adjusted income tax expense (non-GAAP)	$3,463	$4,694	$3,349	($1,231)	(26.2%)	$114	3.4%

Adjusted Net Income:
Net income, as reported	$12,600	$15,974	$12,179	($3,374)	(21.1%)	$421	3.5%
Less: total adjustments, after-tax	—	—	417	—	—	(417)	(100.0)
Adjusted net income (non-GAAP)	$12,600	$15,974	$11,762	($3,374)	(21.1%)	$838	7.1%

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Calculation of Non-GAAP Financial Measures (continued)
(Unaudited; Dollars in thousands, except per share amounts)
The following table presents adjusted diluted earnings per common share and adjusted efficiency ratio:

	Q1 2026	Q4 2025	Q1 2025	Q1 2026 vs. Q4 2025		Q1 2026 vs. Q1 2025
Adjusted Diluted Earnings per Common Share:
Diluted earnings per common share, as reported (1)	$0.66	$0.83	$0.63	($0.17)	(20.5%)	$0.03	4.8%
Less: impact of total adjustments	—	—	0.02	—	—	(0.02)	(100.0)
Adjusted diluted earnings per common share (non-GAAP) (2)	$0.66	$0.83	$0.61	($0.17)	(20.5%)	$0.05	8.2%

Adjusted Efficiency Ratio:
Efficiency ratio, as reported (3)	65.3%	64.1%	71.4%	120 bps		(610) bps
Less: impact of total adjustments	—	—	2.7	— bps		(270) bps
Adjusted efficiency ratio (non-GAAP) (4)	65.3%	64.1%	68.7%	120 bps		(340) bps

(1)Net income divided by weighted average diluted common and potential shares outstanding.
(2)Net income, adjusted for the after-tax impact of adjustments as outlined in the table above, divided by weighted average diluted common and potential shares outstanding.
(3)Total noninterest expense as percentage of total revenues (net interest income and noninterest income).
(4)Total noninterest expense as percentage of total revenues (net interest income and noninterest income), each adjusted for the pre-tax impact of adjustments as outlined in the table above.

The following table presents adjusted return on average assets and return on average tangible assets:

	Q1 2026	Q4 2025	Q1 2025	Q1 2026 vs. Q4 2025		Q1 2026 vs. Q1 2025
Adjusted Return on Average Assets:
Net income, as reported	$12,600	$15,974	$12,179	($3,374)	(21.1%)	$421	3.5%
Less: total adjustments, after-tax	—	—	417	—	—	(417)	(100.0)
Adjusted net income (non-GAAP)	$12,600	$15,974	$11,762	($3,374)	(21.1%)	$838	7.1%

Total average assets, as reported	$6,566,686	$6,647,233	$6,765,057	($80,547)	(1.2%)	($198,371)	(2.9%)

Return on average assets (1)	0.78%	0.95%	0.73%	(17) bps		5 bps
Adjusted return on average assets (non-GAAP) (2)	0.78%	0.95%	0.71%	(17) bps		7 bps

Return on Average Tangible Assets:
Adjusted net income (non-GAAP)	$12,600	$15,974	$11,762	($3,374)	(21.1%)	$838	7.1%

Total average assets, as reported	$6,566,686	$6,647,233	$6,765,057	($80,547)	(1.2%)	($198,371)	(2.9%)
Less average balances of:
Goodwill	63,909	63,909	63,909	—	—	—	—
Identifiable intangible assets, net	4,224	4,378	2,781	(154)	(3.5)	1,443	51.9
Total average tangible assets	$6,498,553	$6,578,946	$6,698,367	($80,393)	(1.2%)	($199,814)	(3.0%)

Return on average assets (1)	0.78%	0.95%	0.73%	(17) bps		5 bps
Return on average tangible assets (non-GAAP) (3)	0.79%	0.96%	0.71%	(17) bps		8 bps

(1)Net income divided by total average assets.
(2)Net income, adjusted for the after-tax impact of adjustments as outlined in the table above, divided by total average assets.
(3)Net income, adjusted for the after-tax impact of adjustments as outlined in the table above, divided by total average tangible assets.

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Calculation of Non-GAAP Financial Measures (continued)
(Unaudited; Dollars in thousands, except per share amounts)

The following table presents adjusted return on average equity and return on average tangible equity:

	Q1 2026	Q4 2025	Q1 2025	Q1 2026 vs. Q4 2025		Q1 2026 vs. Q1 2025
Adjusted Return on Average Equity:
Net income, as reported	$12,600	$15,974	$12,179	($3,374)	(21.1%)	$421	3.5%
Less: total adjustments, after-tax	—	—	417	—	—	(417)	(100.0)
Adjusted net income (non-GAAP)	$12,600	$15,974	$11,762	($3,374)	(21.1%)	$838	7.1%

Total average equity, as reported	$553,374	$541,465	$513,048	$11,909	2.2%	$40,326	7.9%

Return on average equity (1)	9.23%	11.70%	9.63%	(247) bps		(40) bps
Adjusted return on average equity (non-GAAP) (2)	9.23%	11.70%	9.30%	(247) bps		(7) bps

Return on Average Tangible Equity:
Adjusted net income (non-GAAP)	$12,600	$15,974	$11,762	($3,374)	(21.1%)	$838	7.1%

Total average equity, as reported	$553,374	$541,465	$513,048	$11,909	2.2%	$40,326	7.9%
Less average balances of:
Goodwill	63,909	63,909	63,909	—	—	—	—
Identifiable intangible assets, net	4,224	4,378	2,781	(154)	(3.5)	1,443	51.9
Total average tangible equity (non-GAAP)	$485,241	$473,178	$446,358	$12,063	2.5%	$38,883	8.7%

Return on average equity (1)	9.23%	11.70%	9.63%	(247) bps		(40) bps
Return on average tangible equity (non-GAAP) (3)	10.53%	13.39%	10.69%	(286) bps		(16) bps
(1)Net income divided by total average equity.
(2)Net income, adjusted for the after-tax impact of adjustments as outlined in the table above, divided by total average equity.
(3)Net income, adjusted for the after-tax impact of adjustments as outlined in the table above, divided by total average tangible equity.

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Calculation of Non-GAAP Financial Measures (continued)
(Unaudited; Dollars in thousands, except per share amounts)

The following table presents tangible book value per share and the ratio of tangible equity to tangible assets:

	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025	Mar 31, 2026 vs. Dec 31, 2025		Mar 31, 2026 vs. Mar 31, 2025
Tangible Book Value per Share:
Total shareholders' equity, as reported	$546,773	$543,584	$521,680	$3,189	0.6%	$25,093	4.8%
Less end of period balances of:
Goodwill	63,909	63,909	63,909	—	—%	—	—%
Identifiable intangible assets, net	4,148	4,303	2,682	(155)	(3.6)%	1,466	54.7%
Total tangible shareholders' equity (non-GAAP)	$478,716	$475,372	$455,089	$3,344	0.7%	$23,627	5.2%

Shares outstanding, as reported	19,041	19,035	19,276	6	—%	(235)	(1.2%)

Book value per share	$28.72	$28.56	$27.06	$0.16	0.6%	$1.66	6.1%
Tangible book value per share (non-GAAP)	$25.14	$24.97	$23.61	$0.17	0.7%	$1.53	6.5%

Tangible Equity to Tangible Assets:
Total tangible shareholders' equity	$478,716	$475,372	$455,089	$3,344	0.7%	$23,627	5.2%

Total assets, as reported	$6,459,196	$6,621,694	$6,586,015	($162,498)	(2.5%)	($126,819)	(1.9%)
Less end of period balances of:
Goodwill	63,909	63,909	63,909	—	—%	—	—%
Identifiable intangible assets, net	4,148	4,303	2,682	(155)	(3.6%)	1,466	54.7%
Total tangible assets (non-GAAP)	$6,391,139	$6,553,482	$6,519,424	($162,343)	(2.5%)	($128,285)	(2.0%)

Equity to assets	8.47%	8.21%	7.92%	26 bps		55 bps
Tangible equity to tangible assets (non-GAAP)	7.49%	7.25%	6.98%	24 bps		51 bps